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                      AUTOBOND ACCEPTANCE CORPORATION

                      Subsidiaries of the Registrant



Subsidiary                                   Jurisdiction of Incorporation
----------                                   -----------------------------
AutoBond Funding Corporation I               Nevada
AutoBond Funding Corporation II              Nevada
AutoBond Funding Corporation III             Nevada
AutoBond Funding Corporation 1995            Nevada
AutoBond Funding Corporation 1996A           Nevada
AutoBond Funding Corporation 1996B           Nevada
AutoBond Funding Corporation 1996C           Nevada
AutoBond Funding Corporation 1996D           Nevada
AutoBond Funding Corporation 1997A           Nevada